Exhibit 99.2

AMENDMENT NO. 1

TO

SHAREHOLDER RIGHTS AGREEMENT

             Amendment, dated as of June 20, 2003 (the “Amendment”), to the Shareholder Rights Agreement, dated as of May 17, 2001 (the “Rights Agreement”), between FairMarket, Inc., a Delaware corporation (the “Company”), and Equiserve Trust Company, N.A., as Rights Agent (the “Rights Agent”).

WITNESSETH:

             WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may prior to a Section 11(a)(ii) Event (as defined in the Rights Agreement) supplement or amend the Rights Agreement without the approval of any holders of certificates representing shares of common stock of the Company; and

             WHEREAS, the Company now desires to amend the Rights Agreement as set forth in this Amendment, and pursuant to Section 27 of the Rights Agreement, the Company hereby directs that the Rights Agreement should be amended as set forth in this Amendment.

             NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

             1.           Amendments to Section 1.

                           (a)         Section 1 of the Rights Agreement is hereby amended by adding the following definitions:

             (kk)       “Asset Purchase Agreement” shall mean that certain Asset Purchase Agreement, dated as of June 20, 2003, between the Company and Purchaser, as may be amended from time to time.

             (ll)         “Acquisition” shall have the meaning set forth in the Voting Agreements.

             (mm)     “Voting Agreement” shall mean those certain Voting Agreements, dated as of June 20, 2003, between Purchaser and each of (i)  JHC Investment Partners, LLC and Barington Companies Equity Partners, L.P., (ii) Lloyd I. Miller, III (and all other “Miller Entities” party to such agreement), (iii) Ticketmaster and (iv) Nanda Krish, as may be amended from time to time, entered into in connection with the Asset Purchase Agreement.

             (nn)      “Purchaser” shall mean eBay Inc.

             (oo)      “Transactions” shall have the meaning set forth in the Asset Purchase Agreement.

             (b)         The definition of “Acquiring Person” in Section 1(a) of the Rights Agreement is hereby amended by inserting the following sentence at the end thereof:

                                                      “Notwithstanding the foregoing or any other provision of this Agreement to the contrary, none of (i) the execution and delivery of any of the Voting Agreements or the Asset Purchase Agreement, (ii) the consummation of the Acquisition and (iii) the consummation of the Transactions or the exercise by the parties thereto of their respective rights under the Voting Agreements, shall be deemed to result in any of the Purchaser, any Subsidiary of Purchaser or any other Person becoming an Acquiring Person.

             2.           Amendment to Section 3(a).  Section 3(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

                                                      “Notwithstanding anything in this Agreement to the contrary, none of (i) the execution and delivery of any of the Voting Agreements or the Asset Purchase Agreement, (ii) the consummation of the Acquisition and (iii) the consummation of the Transactions or the exercise by the parties thereto of their respective rights under the Voting Agreements, shall be deemed to result in a Distribution Date having occurred.

             3.           Amendment to Section 11.  Section 11(a)(ii) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, none of (i) the execution and delivery of any of the Voting Agreements or the Asset Purchase Agreement, (ii) the consummation of the Acquisition and (iii) the consummation of the Transactions or the exercise by the parties thereto of their respective rights under the Voting Agreements, shall be deemed to result in a Section 11(a)(ii) Event and nor shall such cause the Rights to be adjusted or exercisable in accordance with, or any other action to be taken or obligation to arise pursuant to, this Section 11(a)(ii).”

             4.           Amendment to Section 13.  Section 13 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

                                                      “Notwithstanding anything in this Agreement to the contrary, none of (i) the execution and delivery of any of the Voting Agreements or the Asset Purchase Agreement, (ii) the consummation of the Acquisition and (iii) the consummation of the Transactions or the exercise by the parties thereto of their respective rights under the Voting Agreements, shall be deemed to result in a Section 13 Event nor shall such cause the Rights to be adjusted or exercisable in accordance with, or any other action to be taken or obligation to arise pursuant to, this Section 13.”

             5.           Effectiveness.  This Amendment shall be deemed effective as of the date first above written, as if executed on such date.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

             6.           Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

             7.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

             IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

FAIRMARKET, INC.

Attest:

/s/ JONATHAN DINWOODEY	By:	/s/ JANET SMITH
Name: Jonathan Dinwoodey	Name: Janet Smith
Title: Attorney	Title: Chief Financial Officer

                                                                                                EQUISERVE TRUST COMPANY, N.A.
                                                                                                as Rights Agent

Attest:

/s/ MONIQUE HUGHES	By:	/s/ TYLER HAYNES
Name: Monique Hughes	Name: Tyler Haynes
Title: Account Manager	Title: Managing Director